UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2014

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 20, 2014, Lydall, Inc. (the “Company”) completed an acquisition of certain industrial filtration businesses of Andrew Industries Limited (“Seller”), a United Kingdom based corporation, for $83 million in cash, subject to certain customary post-closing adjustments (the “Acquisition”). The Acquisition was consummated pursuant to the terms of a Sale and Purchase Agreement (the “Purchase Agreement”) dated February 20, 2014, by and among the Seller, the Company and Lydall UK Ltd, an indirect subsidiary of the Company (together, with the Company, the “Buyers”). The signing of the Purchase Agreement and the closing of the Acquisition occurred simultaneously.

Pursuant to the terms of the Purchase Agreement, the Buyers acquired all of the issued and outstanding shares of capital stock of Andrew Webron Limited, Andrew Webron Filtration Limited, Andrew Industries (Hong Kong) Limited and Southern Felt Company, Inc. (collectively, with their subsidiaries, the “Industrial Filtration Businesses”). The Industrial Filtration Businesses have operations in the United States, the United Kingdom and China serving a global customer base in the manufacture of non-woven filter felt media and filter bags used primarily in industrial air filtration applications.

The Company used borrowings under its Amended and Restated Credit Agreement, as discussed below in Item 2.03 of this Current Report on Form 8-K, in addition to cash on hand to fund the acquisition.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Sale and Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

(a) Creation of a Direct Financial Obligation.

Amended and Restated Credit Agreement

On February 18, 2014, the Company, as borrower, amended and restated its $35 million senior secured revolving credit agreement (the “Amended Credit Agreement”) with Bank of America, N.A. (“Bank of America”). The Amended Credit Agreement with Bank of America, as Agent for the Lenders, increased the available borrowing from $35 million to $100 million. The Amended Credit Agreement has a maturity date of February 18, 2019.

Under the terms of the Amended Credit Agreement, Bank of America and the other lenders (collectively, the “Lenders”) are providing a $100 million revolving credit facility (the “Facility”) to the Company, under which the Lenders may make revolving loans and issue letters of credit to or for the benefit of the Company and its subsidiaries. The Facility may be increased by an aggregate amount not to exceed $50 million through an accordion feature in the Amended Credit Agreement, subject to specified conditions.

Domestic subsidiaries of the Company, Lydall Thermal/Acoustical, Inc., Lydall Filtration/Separation, Inc. and Lydall International, Inc. (collectively, the “Guarantors”), have unconditionally guaranteed the Company’s payment and other obligations under the Amended Credit Agreement, pursuant to Guaranty Agreements by and between each Guarantor and Lenders (the “Guaranties”). Also, Southern Felt Company, Inc., a domestic subsidiary of the Company acquired in the transaction disclosed in Item 2.01 of this Current Report on Form 8-K, will become a guarantor of the Amended Credit Facility (the “Additional Guarantor”). The Company’s obligations under the Amended Credit Agreement are secured by substantially all of the assets of the Company and the Guarantors and will also be secured by substantially all of the assets of the Additional Guarantor.

The terms of the Amended Credit Agreement include the following:

1) A $100 million five-year revolving credit facility, including a $30 million sublimit for letters of credit and a $40 million sublimit for alternative currency borrowings.

2) Interest is charged on borrowings at the Company’s option of either: (i) Base Rate plus the Applicable Rate, or (ii) the Eurodollar Rate plus the Applicable Rate. The Base Rate is a fluctuating rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate as set by Bank of America, and (c) the Eurocurrency Rate plus 1.00%. The Eurocurrency Rate means (i) if denominated in LIBOR quoted currency, a fluctuating LIBOR per annum rate equal to the London Interbank Offered Rate; (ii) if denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate; or (iii) the rate per annum as designated with respect to such alternative currency at the time such alternative currency is approved by the Lenders. The Applicable Rate is determined based on the Company’s Consolidated Leverage Ratio (as defined in the Amended Credit Agreement). The Applicable Rate added to the Base Rate Committed Loans ranges from 0.15% to 1.00%, and the Applicable Rate added to Eurocurrency Rate Committed Loans and Letters of Credit ranges from 0.75% to 1.75%. The Company pays a quarterly fee ranging from 0.20% to 0.30% on the unused portion of the $100 million available under the Amended Credit Agreement.

3) Prepayment: the Company is permitted to prepay borrowings in whole or in part at any time without premium or penalty, subject to certain minimum payment requirements, and the Company is generally permitted to irrevocably cancel unutilized portions of the commitments under the Amended Credit Agreement.

4) Company Covenants: The Amended Credit Agreement contains covenants required of the Company and its subsidiaries, including various affirmative and negative financial and operational covenants. The Company is required to meet certain quarterly financial covenants calculated from the four fiscal quarters most recently ended, including: (i) a minimum consolidated interest coverage ratio, which requires that at the end of each fiscal quarter the ratio of consolidated EBIT to consolidated interest charges, as defined in the Amended Credit Agreement, may not be lower than 2.0 to 1.0; (ii) a consolidated leverage ratio, which requires that at the end of each fiscal quarter the ratio of consolidated funded indebtedness to consolidated EBITDA, as defined in the Amended Credit Agreement, may not be greater than 3.0 to 1.0; and (c) the Company must also meet a minimum consolidated EBITDA amount for the preceding 12 month period of $30.0 million.

5) Events of Default: The Facility may be accelerated upon the occurrence of an event of default under the Amended Credit Agreement, which includes customary events of default, including payment defaults, the inaccuracy of representations or warranties, the failure to comply with covenants, ERISA defaults, judgment defaults, and bankruptcy and insolvency defaults.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is filed herewith as Exhibit 10.2 and is hereby incorporated by reference.

Security Agreements

The Company and each of the Guarantors entered into separate Security Agreements with Bank of America, as Agent for the Lenders (collectively, the “Security Agreements”) to secure the performance of all payment and other obligations of the Company and the Guarantors under the Amended Credit Agreement, the Guaranty and the other loan documents related to the Amended Credit Agreement. Under the Security Agreements, the Company and each of the Guarantors have granted to the Agent a lien upon, first priority security interest in (subject to certain liens permitted by the Amended Credit Agreement), and pledge and assignment of, substantially all of the assets and property of the Company and each of the Guarantors, now owned or hereafter acquired, wherever located, other than real estate (collectively, the “Collateral”), subject to certain specific limitations. The Additional Guarantor will enter into a similar Security Agreement granting the Agent the same interest in, and pledge and assignment of, substantially all of the assets and property of the Additional Guarantor.

The Collateral also includes: (i) all equity interests held by the Company and each Guarantor in their respective domestic subsidiaries; (ii) 65% of the equity interests held by the Company and each Guarantor in their respective first-tier foreign subsidiaries, and (iii) patents, patent rights and trademarks, service marks and trademark and service mark rights and copyrights owned by the Company and the Guarantors.

The Security Agreements terminate upon satisfaction in full of all payment and other obligations under the Amended Credit Agreement, the Guaranty and the other loan documents related to the Amended Credit Agreement.

The foregoing description of the Security Agreements is qualified in its entirety by reference to the full text of each Security Agreement, copies of which are filed herewith as Exhibits 10.3 through 10.7 and are hereby incorporated by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The Amended Credit Agreement contains a covenant that, among other things, restricts the Company’s ability to pay dividends or distributions or redeem or repurchase capital stock if the Company is in default, or an event of default shall have occurred, under the Credit Agreement. Information concerning the Company’s Amended Credit Agreement is set forth in Item 2.03 above, which information is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

As previously announced, the Company scheduled a conference call and simultaneous webcast for 9:00 a.m. Eastern Time on Friday, February 21, 2014 to discuss these transactions. A recording of the call is available from 11:00 a.m. ET on February 21, 2014 through 9:00 a.m. ET on March 3, 2014 at (877) 344-7529 or (412) 317-0088, passcode 10040444. The investor slides to be presented during the conference call are furnished herewith as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date the initial Current Report on Form 8-K reporting the Acquisition was required to be filed.

(b)	Pro Forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro-forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date the initial Current Report on Form 8-K reporting the Acquisition was required to be filed.

(c)	Exhibits.

The following exhibits are included with this report, as set forth below:

Exhibit	Exhibit
Number	Description

10.1	Sale and Purchase Agreement, dated February 20, 2014, by and among the Andrews Industries Limited, Lydall, Inc. and Lydall UK Ltd.
10.2	Amended and Restated Credit Agreement, dated February 18, 2014, by and between Lydall, Inc., as borrower, and Bank of America, N.A., as Agent for the Lenders.
10.3	Amended and Restated Guaranty Agreement, dated February 18, 2014, by and among Lydall Thermal/Acoustical, Inc., Lydall Filtration/Separation, Inc., Lydall International, Inc., and Bank of America, N.A.
10.4	Amended and Restated Security Agreement, dated February 18, 2014 by and between Lydall, Inc., and Bank of America, N.A.
10.5	Amended and Restated Security Agreement, dated February 18, 2014 by and between Lydall Thermal/Acoustical, Inc., and Bank of America, N.A.
10.6	Amended and Restated Security Agreement, dated February 18, 2014 by and between Lydall Filtration/Separation, Inc., and Bank of America, N.A.
10.7	Amended and Restated Security Agreement, dated February 18, 2014 by and between Lydall International, Inc., and Bank of America, N.A.
99.1	Investor Presentation, dated February 21, 2014 (Furnished not filed; see Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

February 24, 2014	By:	/s/ Chad A. McDaniel
Chad A. McDaniel Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Sale and Purchase Agreement, dated February 20, 2014, by and among the Andrews Industries Limited, Lydall, Inc. and Lydall UK Ltd.
10.2	Credit Agreement, dated February 18, 2014, by and between Lydall, Inc., as borrower, and Bank of America, N.A., as Agent for the Lenders.
10.3	Guaranty Agreement, dated February 18, 2014, by and among Lydall Thermal/Acoustical, Inc., Lydall Filtration/Separation, Inc., Lydall International, Inc., and Bank of America, N.A.
10.4	Security Agreement, dated February 18, 2014 by and between Lydall, Inc., and Bank of America, N.A.
10.5	Security Agreement, dated February 18, 2014 by and between Lydall Thermal/Acoustical, Inc., and Bank of America, N.A.
10.6	Security Agreement, dated February 18, 2014 by and between Lydall Filtration/Separation, Inc., and Bank of America, N.A.
10.7	Security Agreement, dated February 18, 2014 by and between Lydall International, Inc., and Bank of America, N.A.
99.1	Investor Presentation dated February 21, 2014 (Furnished not filed; see Item 7.01)